As filed with the Securities and Exchange Commission on December 2, 2013

Registration No. 333-184045

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GT ADVANCED TECHNOLOGIES INC.

(Exact name of each registrant as specified in its charter or certificate of trust)

Delaware	03-0606749 Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

243 Daniel Webster Highway
Merrimack, New Hampshire 03054

(603) 883-5200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Hoil Kim
Vice President, Chief Administrative Officer and General Counsel
GT Advanced Technologies Inc.
243 Daniel Webster Highway
Merrimack, New Hampshire 03054
Tel: (603) 883-5200
Fax: (603) 595-6693
(Name and address, including zip code, and telephone number, including area code, of agent for service of process for each registrant)

With copies to:

David A. Fine, Esq.
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199
Tel: (617) 951-7000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Amendment”) relates to Registration Statement No. 333-184045, originally filed with the SEC on September 24, 2012 by GT Advanced Technologies Inc., a Delaware corporation (the “Registrant”), on Form S-3 (the “Registration Statement”).

The Registrant has terminated all further offerings of securities pursuant to the Registration Statement under the Securities Act of 1933, as amended. In accordance with an undertaking made by the Registrant to remove from registration, by means of a post-effective amendment, any securities registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration all securities registered under the Registration Statement that remain unsold and terminates the effectiveness of the Registration Statement as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, GT Advanced Technologies Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Merrimack, State of New Hampshire on December 2, 2013.

GT SOLAR INTERNATIONAL, INC.

By:	/s/ THOMAS GUTIERREZ
Name:	Thomas Gutierrez
Title:	President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

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